UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2013

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

8510 Colonnade Center Drive, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2013 annual meeting of stockholders for Salix Pharmaceuticals, Ltd. was held on June 13, 2013.

At the meeting, our stockholders elected five members to our board of directors for a term expiring at the annual meeting of stockholders in 2014, as follows:

Members	Number of Shares Voted For	Number of Shares Voted Against or Withheld (includes Abstentions)	Broker Non-Votes

John F. Chappell	47,714,493	2,984,274	6,915,229
Thomas W. D’Alonzo	47,760,616	2,938,151	6,915,229
William P. Keane	47,967,341	2,731,426	6,915,229
Carolyn J. Logan	50,479,796	218,971	6,915,229
Mark A. Sirgo	47,967,315	2,731,452	6,915,229

At the meeting, our stockholders also ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The vote for such ratification was 56,935,616 shares for and 678,380 shares against (including abstentions).

At the meeting, our stockholders approved the advisory resolution approving the 2012 compensation of our named executive officers as presented in the Company’s proxy statement related to the annual meeting. The vote for such proposal was 47,062,412 shares for, 3,636,355 shares against (including abstentions) and 6,915,229 broker non-votes. The Company intends to continue holding advisory votes on executive compensation on an annual basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: June 18, 2013

/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer